As filed with the Securities and Exchange Commission on April 16, 2021

Registration No. 333-236597

Registration No. 333-249566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT NO. 333-236597

REGISTRATION STATEMENT NO. 333-249566

Under The Securities Act of 1933

Coronado Global Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1780608 (I.R.S. Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of Principal Executive Offices)	4000 (Zip Code)

Coronado Global Resources Inc. 2018 Equity Incentive Plan

Coronado Global Resources Inc. 2018 Non-Executive Director Plan

(Full title of the plans)

Richard Rose

Vice President, Chief Legal Officer and Secretary

Coronado Global Resources Inc.

100 Bill Baker Way

Beckley, West Virginia 25801

(681) 207-7263

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                   Accelerated filer ☑

Non-accelerated filer ☐                                                                     Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following registration statements (“Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by Coronado Global Resources Inc. (the “Company”):

•                  Registration Statement on Form S-8 (Registration No. 333-236597) filed with the SEC on February 24, 2020.

•                  Registration Statement on Form S-8 (Registration No. 333-249566) filed with the SEC on October 20, 2020.

This Amendment is being filed by the Company in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to file (1) the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.2 hereto and (2) the Consent of Marshall Miller & Associates, Inc. attached as Exhibit 23.4 hereto. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statements. No additional securities are to be registered, and registration fees were paid upon filing of the Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description

4.1*

Amended and Restated Certificate of Incorporation of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

4.2*

Amended and Restated Bylaws of Coronado Global Resources Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

4.3*

Stockholders Agreement, dated as of September 24, 2018, by and among Coronado Global Resources Inc., Coronado Coal LLC and other affiliated entities (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

4.4*

Registration Rights and Sell-Down Agreement, dated as of September 24, 2018, by and among Coronado Global Resources Inc., Coronado Coal LLC and other affiliated entities (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

4.5*

Coronado Global Resources Inc. 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

4.6*

Coronado Global Resources Inc. 2018 Non-Executive Director Plan (incorporated herein by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10 filed June 28, 2019)

5.1*	Opinion of Jones Day

23.1*	Consent of KPMG LLP

23.2	Consent of Ernst & Young

23.3*	Consent of Jones Day (included in Exhibit 5.1)

23.4	Consent of Marshall Miller & Associates, Inc.

24.1*	Power of Attorney

*                 Previously filed as an exhibit to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beckley, State of West Virginia, on this 16th day of April, 2021.

CORONADO GLOBAL RESOURCES INC.

By:	/s/ Richard Rose
Richard Rose
Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

*	Managing Director and Chief Executive	April 16, 2021
Garold Spindler	Officer (Principal Executive Officer)

*	Group Chief Financial Officer (Principal	April 16, 2021
Gerhard Ziems	Financial and Accounting Officer)

*	Director	April 16, 2021
William Koeck

*	Director	April 16, 2021
Philip Christensen

*	Director	April 16, 2021
Sherry L. Buck

*	Director	April 16, 2021
Sir Michael Davis

*	Director	April 16, 2021
Greg Pritchard

*	Director	April 16, 2021
Ernie Thrasher

*	Director	April 16, 2021
Laura Tyson

*   The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Richard Rose
Richard Rose
Attorney-in-Fact